UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under Item 5.03 are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (“Board”) of Diversified Restaurant Holdings, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company at its board meeting on August 23, 2012.  The Amended and Restated Bylaws are effective as of August 23, 2012, and a copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this filing.  The revisions to the bylaws include both substantive and ministerial changes.  The substantive changes are described below; however, this summary is qualified in its entirety by reference to Exhibit 3.2.

Article II – Capital Stock

Section 2.02 – Transfer.  We added language to the effect that transfers of stock are not valid against the Company until registered on the Company’s books.

Section 2.03 – Representation; Proxy.  We deleted language that required shares to have been transferred to a person at least 30 days prior to a stockholder meeting to be eligible to vote.

Section 2.10 – Issuance.  We removed the requirement that the Board issue stock for no less than par value and replaced it with the language allowing the Board to issue shares for such consideration as may be determined by the Board from time to time.

Article III – Meetings of Stockholders

Section 3.01 – Annual Meeting.  We removed the requirement that the annual meeting be held within 5 months of the end of the fiscal year and replaced it language providing that the meeting shall be held at such time and place and on such date as determined by the Board.

Section 3.04 – Notice of Meetings.  We consolidated the notice provisions previously contained in various sections of the Bylaws and allowed for notice of meetings by electronic transmission (as opposed to telegraph).

Section 3.05 – Quorum.  We changed the quorum requirement for stockholders’ meetings from a simple majority to 1/3 of the issued and outstanding shares.

Section 3.06 – Voting.  We added a majority voting requirement for directors provided, however, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy.

Section 3.07 – Action Without Meeting.  We added the ability of the stockholders to act without a meeting by majority written consent.

Section 3.08 – Conduct of Meetings; Organization; Director Nominations and Other Stockholder Proposals.  We added detailed procedural provisions regarding the conduct of meetings, the submission of stockholder business, and the nomination by stockholders of candidates for election to the Board.

Article V – Committees of Directors

Section 5.01 – Committees.  We revised the committee provisions to require an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Committees are authorized and charged with adopting charters that are consistent with applicable exchange requirements.

Article VI – Officers

Section 6.01 – Generally. We removed the requirement that the Company’s president be elected from among the Board.

Section 6.02 – Appointment; Term.  We deleted language that would have required a board member also serving as president to resign as a board member in the event he or she ceased to hold the office of president.

Section 6.06 – President. We removed the requirement that the president preside at all board meetings.

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Article IX – Indemnification

Section 9.01 Indemnification of Officers and Directors, Employees, and Other Persons. We revised the indemnification provisions to include enhanced protections, including advance of expenses in defense of litigation, as permitted by Nevada law.

Article XI – Amendments to Bylaws

Section 11.01 Amendments by Stockholders and Section 11.02 Amendments by Board of Directors.  The previous provision allowed for amendment of the bylaws by the Board but provided no provision for amendment by stockholders or protection of specific provisions adopted by stockholders.  We amended this provision to grant the Board and stockholders power to amend the bylaws.  We also granted the stockholders the right to specify provisions that cannot be altered by the Board acting alone.

Article XII. Election Not to be Governed by NRS 78.378 to 78.3793, Inclusive

We added a provisions electing, on behalf of the Company, not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to the acquisition of controlling interest in the Company.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit No.         Description

3.2           Amended and Restated Bylaws of Diversified Restaurant Holdings, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: August 29, 2012	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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